UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

BLOCK 6,

TRIQ PACEVILLE,

ST. JULIANS STJ 3109

MALTA

(Address of principal executive offices) (Zip Code)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC
10.0% Series A Cumulative Redeemable Convertible Preferred Stock	GMBLP	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Villani as Chief Financial Officer

Effective August 29, 2023, Esports Entertainment Group, Inc. (the “Company”) announced the appointment of Michael Villani, 47, as the permanent Chief Financial Officer, from his previous role as Interim Chief Financial Officer and Financial Controller. Mr. Villani will continue to serve as the Company’s Principal Financial Officer.

Mr. Villani joined the Company in February 2021 as its Financial Controller, and served as the Company’s interim Chief Financial Officer from January 6, 2023 to August 29, 2023. Prior to joining the Company, Mr. Villani worked as a Director in the Deal Advisory practice of KPMG supporting clients with technical accounting, buy-side and sell-side transactions, initial public offerings (IPOs) and SEC reporting. Mr. Villani worked a total of 18 years at KPMG LLP, with 9 years in the Deal Advisory practice and 9 years in the audit practice. Mr. Villani was also previously employed as the Chief Financial Officer of a Geneva based hedge fund and has held other senior accounting level roles at public companies. Mr. Villani is a CPA and is a graduate of Pace University, magna cum laude.

In connection with Mr. Villani’s appointment as the Chief Financial Officer, Mr. Villani and the Company entered into an employment agreement (the “Agreement”) on August 29, 2023, which provides for a base salary of $250,000 Mr. Villani may also participate in the executive stock option plan consistent with other C-level officers. Mr. Villani is eligible to earn an annual discretionary bonus, subject to satisfaction of goals and objectives to be set each year by the Board of Directors.

The Agreement is at-will and either the Company or Mr. Villani may terminate the employment at any time, with or without Cause (as defined in the Agreement), or for any or no Cause, with 90 days advance written notice required to be provided by Mr. Villani to the Company. Upon termination of Mr. Villani’s employment, other than for Cause, the Company shall pay or provide Mr. Villani, subject to continued compliance with applicable restrictive covenants, three months’ salary continuation to be paid in accordance with the Company’s payroll practices.

The above description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2023.

There are no familial relationships between Mr. Villani and any of the Company’s directors or executive officers. Mr. Villani is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

	By:	/s/ Alex Igelman
	Name:	Alex Igelman
	Title:	Chief Executive Officer